As filed with the Securities and Exchange Commission on September 17, 1998
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            SOFAMOR DANEK GROUP, INC.
             (Exact name of registrant as specified in its charter)

     INDIANA                                                35-1580052
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               1800 Pyramid Place
                            Memphis, Tennessee 38132
                    (Address of principal executive offices)


       SOFAMOR DANEK GROUP, INC. 1993 LONG-TERM INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                              Richard E. Duerr, Jr.
                           Vice President and Counsel
                               1800 Pyramid Place
                            Memphis, Tennessee 38132
                                 (901) 396-2695
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

============================================================================================================================

  Title of Securities to be         Amount to be         Proposed Maximum            Proposed Maximum           Amount of
          Registered                 Registered      Offering Price Per Share    Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock                      1,500,000 shares         $ 83.56 (2)              $125,340,000 (2)          $36,975 (2)
============================================================================================================================


(1) The Registrant registered 800,000 shares on a Form S-8 filed with the Securities and Exchange Commission (the "Commission") on April 9, 1993, Commission File No. 33-60840. The Registrant registered 1,700,000 additional shares on a Form S-8 filed with the Commission on July 7, 1994, Commission File No. 33-81300 and registered 1,000,000 additional shares on a Form S-8 filed with the Commission on October 26, 1995, Commission File No. 33-98580. On July 22, 1997, the Registrant registered 2,500,000 additional shares on a Form S-8 filed with the Commission, Commission File No. 333-31789. On May 20, 1998, the Registrant's shareholders approved an increase from 6,000,000 to 7,500,000 shares issuable under the Plan. The registrant is registering the additional 1,500,000 shares reserved for issuance under the Plan pursuant to this Registration Statement.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average high and low prices of the Common Stock on the New York Stock Exchange on September 15, 1998.

         Pursuant to Rule 462 of the 1933 Act, the Registration Statement on Form S-8 shall be effective upon filing with the Commission.



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



                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registrant's Registration Statements on Form S-8, Commission File Nos. 33-60840, 33-81300, 33-98580 and 333-31789 are
incorporated herein by reference.

                                     PART II

ITEM 8.  EXHIBITS

Exhibit Number    Description
--------------    -----------


5             Opinion and Consent of Baker, Donelson, Bearman & Caldwell

10 Sofamor Danek Group, Inc. 1993 Long-Term Incentive Plan, as amended (incorporated by reference to the Registrant's Annual
              Report on form 10-K/A filed on May 4, 1998 with the Commission)

23(a)         Consent of Baker, Donelson, Bearman & Caldwell (included in
              Exhibit 5)

23(b)         Consent of PricewaterhouseCoopers LLP

24            Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 16th of September, 1998.

                         SOFAMOR DANEK GROUP, INC.


                         By: /s/ E. R. Pickard
                             --------------------------------------------------
                            E. R. Pickard, Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Mark Merrill, George G. Griffin, III and Richard E. Duerr, Jr., and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



               NAME                                      TITLE                              DATE
               ----                                      -----                              ----
/s/ E. R. Pickard                         Chairman, Chief Executive Office
------------------------------            and Director (Principal Executive
E. R. Pickard                             Officer)                                    September 16, 1998

/s/ Robert A. Compton                     President, Chief Operating Officer
------------------------------            and Director                                September 16, 1998
Robert A. Compton

/s/ George G. Griffin, III                Chief Financial Officer and Executive
------------------------------            Vice President (Principal Financial
George G. Griffin, III                    and Accounting Officer)                     September 16, 1998


/s/ Marie-Helene Plais, M.D.              Executive Vice President and
------------------------------            Director                                    September 16, 1998
Marie-Helene Plais, M.D.

/s/ L. D. Beard                           Director                                    September 16, 1998
------------------------------
L. D. Beard

/s/ George W. Bryan, Sr.                  Director                                    September 16, 1998
------------------------------
George W. Bryan, Sr.

/s/ Yves Paul Cotrel, M.D.                Director                                    September 16, 1998
------------------------------
Yves Paul Cotrel, M.D.


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


               NAME                           TITLE                                    DATE
               ----                           -----                                    ----
/s/ James J. Gallogly                       Director                              September 16, 1998
--------------------------------
James J. Gallogly

/s/ Samuel F. Hulbert, Ph.D.                Director                              September 16, 1998
--------------------------------
Samuel F. Hulbert, Ph.D.

/s/ George F. Rapp, M.D.                    Director                              September 16, 1998
--------------------------------
George F. Rapp, M.D.





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